EXHIBIT 22.1

                    SUBSIDIARIES OF INTER-TEL, INCORPORATED

         Listed below are all the subsidiaries of Inter-Tel, Incorporated, as well as the jurisdiction under the laws of which each was organized, and the percentage of the outstanding voting stock of each owned by Inter-Tel, Incorporated.


                                                  Percentage       State or
                                                  of Voting      Jurisdiction
Name                                             Stock Owned   of Organization
-----                                            -----------   ----------------
Inter-Tel Integrated Systems, Inc. ...........       100%         Arizona

Inter-Tel Communications, Inc. ...............       100%         Arizona

Inter-Tel Leasing, Inc. ......................       100%         Arizona

Inter-Tel Midwest, Inc. ......................       100%         Delaware

Inter-Tel Incorporated-New Jersey ............       100%         Delaware

Inter-Tel NetSolutions, Inc. .................       100%         Texas

Inter-Tel DataCom, Inc. ......................       100%         California

Southwest Telephone Systems, Inc. ............       100%         New Mexico

Inter-Tel Equipment (UK), Ltd ................       100%         United Kingdom

Inter-Tel Japan, Inc. ........................       100%         Japan